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                                                                EXHIBIT 21.1


               PDS FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES


                               PARENT AND SUBSIDIARIES


                                                           PERCENTAGE OF
                                                           VOTING SECURITIES
                                       ORGANIZED UNDER     BENEFICIALLY OWNED
NAME OF COMPANY                        LAWS OF             BY REGISTRANT
---------------                        ---------------     --------------------

REGISTRANT:
PDS Financial Corporation              Minnesota

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT:
PDS Financial Corporation - Nevada     Nevada                        100
PDS Casinos International, Inc.        Minnesota                     100
Transcanada 2 Corporation              Minnesota                     100


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